Exhibit 4.5

SECOND AMENDMENT TO THE

SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO THE SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”) made as of the 10th day of February 2012, by and among (i) KAYAK Software Corporation, a Delaware corporation (the “Company”), (ii) those persons and entities listed under the heading “Investors” on Schedule I hereto (the “Investors”) and (iii) those persons listed under the heading “Founders” on Schedule I hereto (the “Founders”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Investor Rights Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, the Investors and the Founders have heretofore entered into a Sixth Amended and Restated Investor Rights Agreement, dated as of March 22, 2010, as subsequently amended on October 1, 2010 (together with all exhibits thereto, the “Agreement”); and

WHEREAS, the Company, the Investors and the Founders, constituting the Requisite Investors, have mutually agreed to amend a certain provision contained in the Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Company, the Investors and the Founders hereby agree as follows:

1. Section 1. Section 1 of the Agreement is hereby amended by deleting in its entirety the definition of “Reserved Employee Shares” found therein and replacing it with the following:

“Reserved Employee Shares” shall mean up to 13,000,000 shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock occurring after March 22, 2010) reserved by the Company from time to time for (i) the sale or issuance of shares of Common Stock to employees, consultants or non-employee directors of the Company or (ii) the issuance and/or exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors of the Company, all pursuant to arrangements approved by the Board of Directors and the Series A Directors.

2. Effect of Amendment. This Amendment will be effective in accordance with Section 15(d) of the Agreement upon execution by Company, the Investors and the Founders. Except as expressly provided herein and as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. Counterparts. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the Company, the Investors and the Founders have executed this Second Amendment to the Sixth Amended and Restated Investor Rights Agreement as of the date first above written.

COMPANY: KAYAK SOFTWARE CORPORATION

By:	/s/ Daniel Stephen Hafner
Name: Daniel Stephen Hafner
Title: President

Signature Page to the 2nd Amendment to the Investor Rights Agreement

FOUNDERS:

/s/ Daniel Stephen Hafner
Daniel Stephen Hafner

/s/ Paul English
Paul English

Signature Page to the 2nd Amendment to the Investor Rights Agreement

INVESTORS:

GENERAL CATALYST GROUP II, L.P.		GENERAL CATALYST GROUP III, L.P.

By:	General Catalyst Partners II, L.P.	By:	General Catalyst Partners III, L.P.
Its	General Partner	Its	General Partner

By:	General Catalyst GP II, LLC	By:	General Catalyst GP III, LLC
Its	General Partner	Its	General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald	Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer	Title:	Member and Chief Financial Officer

GC ENTREPRENEURS FUND II, L.P.		GC ENTREPRENEURS FUND III, L.P.

By:	General Catalyst Partners II, L.P.	By:	General Catalyst Partners III, L.P.
Its	General Partner	Its	General Partner

By:	General Catalyst GP II, LLC	By:	General Catalyst GP III, LLC
Its	General Partner	Its	General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald	Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer	Title:	Member and Chief Financial Officer

GENERAL CATALYST GROUP V, L.P.		GC ENTREPRENEURS FUND V, L.P.

By:	General Catalyst Partners V, L.P.	By:	General Catalyst Partners V, L.P.
Its	General Partner	Its	General Partner

By:	General Catalyst GP V, LLC	By:	General Catalyst GP V, LLC
Its	General Partner	Its	General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald	Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer	Title:	Member and Chief Financial Officer

Signature Page to the 2nd Amendment to the Investor Rights Agreement

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By:	General Catalyst Partners V, L.P.
Its General Partner

By:	General Catalyst GP V, LLC
Its General Partner

By:	/s/ William J. Fitzgerald
Name:	William J. Fitzgerald
Title:	Member and Chief Financial Officer

Signature Page to the 2nd Amendment to the Investor Rights Agreement

ACCEL LONDON II L.P.

By:	Accel London II Associates L.P.
Its:	General Partner

By:	Accel London II Associates LLC
Its:	General Partner

By:	/s/ Hendrick W. Nelis
Name: Hendrick W. Nelis
Title: Attorney in Fact

ACCEL LONDON INVESTORS 2006 L.P.

By:	Accel London II Associates LLC
Its:	General Partner

By:	/s/ Hendrick W. Nelis
Name: Hendrick W. Nelis
Title: Attorney in Fact

Signature Page to the 2nd Amendment to the Investor Rights Agreement

SEQUOIA CAPITAL XI

SEQUOIA TECHNOLOGY PARTNERS XI

SEQUOIA CAPITAL XI PRINCIPALS FUND

By: SC XI Management, LLC

A Delaware Limited Liability Company

General Partner of Each

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Managing Member

SEQUOIA CAPITAL GROWTH FUND III

SEQUOIA CAPITAL GROWTH PARTNERS III

SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND

By: SCGF III Management, LLC

        A Delaware Limited Liability Company

        General Partner of Each

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Managing Member

Signature Page to the 2nd Amendment to the Investor Rights Agreement